                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]                      [ ]  CONFIDENTIAL, FOR USE OF
Filed by a Party other than the Registrant [ ]        THE COMMISSION ONLY
Check the appropriate box:                            (AS PERMITTED BY
                                                      RULE 14a-6(e)(2)).
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             SUN MICROSYSTEMS, INC.
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                   REGISTRANT
    -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction applies:

                ----------------------------------------------------------------

        (2)     Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                ----------------------------------------------------------------

        (4)     Proposed maximum aggregate value of transaction:

                ----------------------------------------------------------------

        (5)     Total fee paid:

                ----------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:

                ----------------------------------------------------------------

        (2)     Form, Schedule or Registration Statement No.:

                ----------------------------------------------------------------

        (3)     Filing Party:

                ----------------------------------------------------------------

        (4)     Date Filed:

                ----------------------------------------------------------------

                             SUN MICROSYSTEMS, INC.
                              901 SAN ANTONIO ROAD
                              PALO ALTO, CA 94303

                                      February 11, 1999

TO THE STOCKHOLDERS:

     The Board of Directors of Sun Microsystems, Inc. (the "Company") has called a Special Meeting of Stockholders (the "Special Meeting") as described in the enclosed Notice of Special Meeting of Stockholders and Proxy Statement. At the Special Meeting, the Stockholders will be asked to approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock, which the Company is authorized to issue, from 940,000,000 to 1,800,000,000 shares.

     Because this is a Special Meeting and there is only one item of business for the Stockholders to act on, the Company will not have any presentations from officers or product demonstrations during the Special Meeting as it typically does for its Annual Meeting. Although you are entitled to attend the Special Meeting and to vote in person, we encourage you to complete, sign and date the enclosed Proxy as promptly as possible and return it in the enclosed envelope.



                                      Michael H. Morris
                                      Vice President, General Counsel and
                                      Secretary

                             SUN MICROSYSTEMS, INC.

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 MARCH 17, 1999

TO THE STOCKHOLDERS:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Sun Microsystems, Inc. (the "Company"), a Delaware corporation, will be held on Wednesday, March 17, 1999 at the Company's executive offices located at 901 San Antonio Road, Palo Alto, California at 11:00 a.m., local time, for the following purposes:


     1. To amend the Company's Restated Certificate of Incorporation, as amended to date, to increase the number of shares of Common Stock, par value $0.00067 per share, which the Company is authorized to issue from 940,000,000 shares to 1,800,000,000 shares.

     2. To transact such other business as may properly come before the Special Meeting and any adjournment(s) thereof.

     Only stockholders of record at the close of business on January 21, 1999 are entitled to notice of and to vote at the Special Meeting.

     To ensure your representation at the Special Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Special Meeting may vote in person, even though he or she has previously returned a Proxy.

                                          Michael H. Morris
                                          Vice President, General Counsel and
                                          Secretary

Palo Alto, California
February 11, 1999

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN
                          IT IN THE ENCLOSED ENVELOPE.

                             SUN MICROSYSTEMS, INC.

                            ------------------------

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS

GENERAL


     The enclosed Proxy is solicited on behalf of Sun Microsystems, Inc. (the "Company") for use at the Special Meeting of Stockholders (the "Special Meeting") to be held Wednesday, March 17, 1999 at 11:00 a.m., local time and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Company's principal executive offices located at 901 San Antonio Road, Palo Alto, California 94303. The Company's telephone number is
(650) 960-1300. These proxy solicitation materials were mailed on or about February 11, 1999, to all stockholders entitled to vote at the Special Meeting. Stockholders should note that none of the share-related data in this Proxy Statement is adjusted to take into account the proposed Stock Split described in the proposal below.


RECORD DATE AND OUTSTANDING SHARES

     Only stockholders of record at the close of business on January 21, 1999 (the "Record Date"), are entitled to notice of and to vote at the Special Meeting. At such Record Date, 385,583,263 shares of the Company's Common Stock, $0.00067 par value, were issued and outstanding. No shares of Preferred Stock are outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock on all matters to be voted on by the stockholders. A majority of the outstanding shares of Common Stock entitled to vote on the Record Date, whether present, in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting or any adjournment thereof. The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, to include abstentions as shares entitled to vote and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

     The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Skinner & Co. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Skinner & Co. a fee not to exceed $7,000 for its services and will reimburse Skinner & Co. for certain out-of-pocket expenses estimated to be not more than $15,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of the Company's stockholders that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders (the "Annual Meeting") must be received by the Secretary of the Company at its offices at 901 San Antonio Road, Palo Alto, California 94303, no later than June 3, 1999 in order to be considered for possible inclusion in the Proxy Statement and form of Proxy relating to the Annual Meeting.

     In addition, proposals of the Company's stockholders that such stockholders intend to present at the Company's Annual Meeting, but not include in the Company's Proxy Statement and form of Proxy relating to the Annual Meeting (a "Non-Rule 14a-8 Proposal"), must be received by the Company's Secretary at the Company's offices at 901 San Antonio Road, Palo Alto, California 94303 no later than September 13, 1999 and no earlier than August 12, 1999. In the event that the Company does not receive timely notice with respect to a Non-Rule 14a-8 Proposal, management of the Company would use its discretionary authority to vote the shares it represents as the Board of Directors may recommend.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date, by (i) each director, (ii) each of the Chief Executive Officer and the other four most highly compensated executive officers during the fiscal year ending June 30, 1998 and (iii) all directors and executive officers as a group (who were either directors or officers during the fiscal year ending June 30, 1998). The Company was aware of no beneficial owners of more than 5% of its Common Stock as of the Record Date.

                                                                                APPROXIMATE
                                                           NUMBER OF SHARES     PERCENTAGE
                          NAME                            BENEFICIALLY OWNED       OWNED
                          ----                            ------------------    -----------
Scott G. McNealy(1).....................................       8,527,110           2.20%
Lawrence W. Hambly(2)...................................         486,702               *
Michael E. Lehman(3)....................................         135,198               *
William J. Raduchel(4)..................................         109,024               *
Edward J. Zander(5).....................................         657,258               *
L. John Doerr(6)........................................         369,812               *
Judith L. Estrin(7).....................................          75,000               *
Robert J. Fisher(8).....................................          92,200               *
Robert L. Long(9).......................................          76,692               *
M. Kenneth Oshman(10)...................................         540,400               *
A. Michael Spence(11)...................................          45,500               *
All current directors and executive officers as a
  group (34) persons(12)................................      13,061,389           3.35%

---------------
  *  Less than 1%.

 (1) Includes 1,353,600 shares issuable upon exercise of options held by Mr. McNealy exercisable at or within 60 days of the Record Date.

 (2) Includes 391,036 shares issuable upon exercise of options held by Mr. Hambly exercisable at or within 60 days of the Record Date.

 (3) Includes 113,000 shares issuable upon exercise of options held by Mr. Lehman exercisable at or within 60 days of the Record Date.

 (4) Includes 101,024 shares issuable upon exercise of options held by Mr. Raduchel exercisable at or within 60 days of the Record Date.

 (5) Includes 604,400 shares issuable upon exercise of options held by Mr. Zander exercisable at or within 60 days of the Record Date and 1,400 shares held by minor children.

 (6) Includes 50,000 shares issuable upon exercise of options held by Mr. Doerr granted pursuant to the Directors' Option Plan and exercisable at or within 60 days of the Record Date.

 (7) Includes 75,000 shares issuable upon exercise of options held by Ms. Estrin granted pursuant to the Directors' Option Plan and exercisable at or within 60 days of the Record Date.

 (8) Includes 75,000 shares issuable upon exercise of options held by Mr. Fisher granted pursuant to the Directors' Option Plan and exercisable at or within 60 days of the Record Date.

 (9) Includes 50,000 shares issuable upon exercise of options held by Mr. Long granted pursuant to the Directors' Option Plan and exercisable at or within 60 days of the Record Date.

(10) Includes 35,000 shares issuable upon exercise of options held by Mr. Oshman granted pursuant to the Directors' Option Plan and exercisable at or within 60 days of the Record Date.

(11) Includes 35,000 shares issuable upon exercise of options held by Mr. Spence granted pursuant to the Directors' Option Plan and exercisable at or within 60 days of the Record Date.

(12) Includes 4,330,820 shares issuable upon exercise of options held by directors and executive officers exercisable at or within 60 days of the Record Date.

          PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION

INTRODUCTION

     The Company's Restated Certificate of Incorporation, as currently in effect (the "Certificate"), provides that the Company's authorized capital stock shall consist of 940,000,000 shares of Common Stock (the "Common Stock"), $0.00067 par value, and 10,000,000 shares of Preferred Stock, (the "Preferred Stock"), $0.001 par value. On November 11, 1998, the Company's Board of Directors approved an amendment of the Certificate (the "Amendment") in order to increase the number of shares of Common Stock authorized for issuance under the Certificate by 860,000,000 shares to a total of 1,800,000,000 shares. The text of the Amendment is set forth as Exhibit A to this Proxy Statement. On November 11, 1998, the Board of Directors approved a two-for-one stock split (to be effected in the form of a stock dividend), subject to obtaining stockholder approval of the Amendment. In the event stockholder approval of the Amendment is obtained, the Company will then effect the two-for-one stock split (in the form of a stock dividend), to be paid on April 8, 1999 to stockholders of record on March 18, 1999 (the "Stock Split"). If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Delaware Secretary of State.

PROPOSED STOCK SPLIT

     In connection with the Stock Split, each holder of shares of the Company's Common Stock would receive one additional share for each share held. In addition, the number of shares of Common Stock reserved for issuance or subject to outstanding options granted under the Company's employee stock plans (the "Employee Stock Plans") would increase by 100% (and the exercise prices of outstanding options would correspondingly decrease by 50%). Stockholders are not being asked to vote on the Stock Split, but the Stock Split will not take place unless the authorized number of shares of Common Stock is increased as described in this proposal. Without this increase in authorized shares, the Company would not have enough authorized but unissued shares of Common Stock to double the number of its outstanding shares (including shares granted or reserved for issuance under its Employee Stock Plans) as a result of the Stock Split.

CURRENT USE OF SHARES

     As of the Record Date, the Company has approximately 385,583,263 shares of Common Stock outstanding and approximately 112,504,502 shares reserved for issuance under the Company's Employee Stock Plans, of which, approximately 50,699,122 are covered by outstanding options and approximately 61,805,380 are available for grant or purchase. Therefore, the Company's total share requirement prior to the Stock Split is 498,087,765 shares (the "Share Requirement"). In addition, as of the Record Date, 10,000,000 shares of Common Stock were set aside for issuance with respect to the possible conversion of the Company's authorized but unissued shares of Preferred Stock. The Company also has a registration statement on file with the Securities and Exchange Commission relating to the registration for public offering of senior and subordinated debt securities and common stock with an aggregate initial public offering price of up to $1,000,000,000. On October 24, 1997, the registration statement became effective, so that the Company may now choose to offer, from time to time, the debt securities and common stock in one or more separate series, in amounts, at prices and on terms to be set forth in the prospectus contained in the registration statement and in one or more supplements to the prospectus. In the event stockholder approval of this proposal is obtained, following the effectiveness of the Amendment and the Stock Split, the Share Requirement would increase to 996,175,530 and, accordingly, the Company would have a total of 803,824,470 authorized and unissued shares remaining available pursuant to its Certificate.

PURPOSE OF THE PROPOSED AMENDMENT

     The Board of Directors believes that it is in the Company's best interest to declare the Stock Split in order to lower the per share market price of the Company's Common Stock and increase its trading activity and broaden the marketability of the Company's Common Stock. The proposed Amendment would be necessary in order to ensure that there is a sufficient number of authorized shares of Common Stock to effect the Stock Split and to have a sufficient number shares of Common Stock available for future issuances. As noted above, the Board of Directors has approved a Stock Split subject to the approval of the Amendment.

     The Board of Directors also believes that the availability of additional authorized but unissued shares of Common Stock will provide the Company with the flexibility to issue Common Stock for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting additional Employee Stock Plans or reserving additional shares for issuance under its existing Employee Stock Plans, and making acquisitions through the use of stock. Other than with respect to the foregoing Stock Split and as permitted or required under the Company's existing Employee Stock Plans and outstanding options, the Board of Directors has no immediate plans, understandings, agreements, or commitments to issue additional shares of Common Stock for any purposes.

     The Board of Directors believes that the proposed increase in the authorized Common Stock will make a sufficient number of shares available, taking into account the Stock Split, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT


     If the stockholders approve the proposed Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of Common Stock of the Company are then listed. Under the Company's Certificate, the Company's stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company's Common Stock. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.


     In addition to the corporate purposes discussed above, the proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

     The Company adopted a Common Shares Rights Agreement in April 1989, which was amended, restated and renamed the Second Amended and Restated Shares Rights Agreement in February 1998 (the "Rights Agreement"). The Rights Agreement is designed to protect stockholders from proposed takeovers and other abusive takeover tactics, which the Board of Directors believes are not in the best interest of stockholders, by providing stockholders with certain rights to acquire capital stock of the Company or of an acquiring entity upon the occurrence of certain events. A copy of the Rights Agreement was filed (as amended and restated) on February 13, 1998. Although the Rights Agreement provides for the issuance of the Company's Preferred Stock in the event rights become exercisable under the terms of the Rights Agreement, the Company may, under certain circumstances, be required to issue a substantial number of shares of Common Stock. A failure to have a sufficient number of shares available could result in a delay or failure of implementation of the

Rights Agreement. An increase in the authorized number of shares of Common Stock could therefore make a change in control of the Company more difficult by facilitating the operation of the Rights Agreement.

EFFECT OF THE STOCK SPLIT

     No change in total stockholders' equity will result from the Stock Split. The amount of capital represented by the outstanding shares of Common Stock will be increased by $0.00067 for each share issued to effect the Stock Split and the Company's retained earnings will be reduced by the same amount. After the Stock Split, purchases and sales of Common Stock by an individual stockholder may be subject to higher brokerage charges and applicable stock transfer taxes than on a pre-split transaction of equivalent market value, due to the greater number of shares of Common Stock involved after the Stock Split. In addition, the Company will incur certain expenses in connection with the Stock Split, such as the cost of preparing and delivering to stockholders new certificates representing additional shares.

     The Company has been advised that, based on current tax law, the Stock Split should not result in any gain or loss for federal income tax purposes. The tax basis of every share held before the Stock Split will be allocated between the two shares held as a result of the distribution, and the holding period of the new shares will include the holding period of the shares with respect to which they were issued. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and stockholders subject to such laws are urged to consult their tax advisers.

     As noted above, the Stock Split is contingent on stockholder approval of the Amendment, but stockholders are not being asked to vote on the Stock Split.

REQUIRED VOTE; RECOMMENDATION OF BOARD OF DIRECTORS

     Affirmative votes constituting a majority of the shares of outstanding Common Stock on the Record Date and entitled to vote will be required to approve the Amendment to the Company's Certificate. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against the proposal. Upon the execution and return of the enclosed form of Proxy, the shares represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted "FOR" the approval of the proposed Amendment.

     MANAGEMENT RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Palo Alto, California
February 11, 1999

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             SUN MICROSYSTEMS, INC.

Michael E. Lehman and Michael H. Morris, certify that:

     1. They are the Vice President, Corporate Resources and Chief Financial Officer and Vice President, General Counsel and Secretary, respectively, of Sun Microsystems, Inc., a Delaware corporation (the "Corporation").

     2. That Section (a) of Article 4 of the Restated Certificate of Incorporation of the Corporation now reads:

     "The Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock". The total number of shares which the Corporation shall have authority to issue is Nine Hundred Fifty Million (950,000,000), of which Nine Hundred Forty Million (940,000,000) shall be Common Stock with a par value of $0.00067 per share and Ten Million (10,000,000) shall be Preferred Stock with a par value of $0.001 per share.

     is amended to read as follows:

     "The Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock". The total number of shares which the Corporation shall have authority to issue is One Billion Eight Hundred Ten Million (1,810,000,000), of which One Billion Eight Hundred Million (1,800,000,000) shall be Common Stock with a par value of $0.00067 per share and Ten Million (10,000,000) shall be Preferred Stock with a par value of $0.001 per share."

     3. The foregoing Certificate of Amendment of the Restated Certificate of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing Certificate of Amendment of the Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 242 of the Delaware Corporations Code. The total number of outstanding shares of Common Stock of the Corporation is 385,583,263. No shares of Preferred Stock are outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock.

     We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in the foregoing Certificate of Amendment are true and correct of our own knowledge.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and the Certificate of Amendment to be signed by Michael E. Lehman, Vice President, Corporate Resources and Chief Financial Officer and attested by Michael H. Morris, Vice President, General Counsel and Secretary this 18th day of March, 1999.


                                                         SUN MICROSYSTEMS, INC.

                                        [Corporate Seal]
                                                         ---------------------------------------------
                                                         Michael E. Lehman

                                                         ---------------------------------------------
                                                 ATTEST: Michael H. Morris

                                                                    APPENDIX

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                             SUN MICROSYSTEMS, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Sun Microsystems, Inc. (the "Company"), a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated February 11, 1999, and hereby appoints Scott G. McNealy and Michael H. Morris or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Company's Special Meeting of Stockholders ("Special Meeting") to be held on Wednesday, March 17, 1999, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1. AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION:

Proposal to approve an amendment to the Company's Restated Certificate of Incorporation, as amended to date, to increase the number of shares of Common Stock, par value $0.00067 per share, which the Company is authorized to issue from 940,000,000 shares to 1,800,000,000 shares;

FOR      [ ]              AGAINST         [ ]             ABSTAIN          [ ]

and, in their discretion, upon such other matter or matters which may properly come before the Special Meeting and any adjournment(s) thereof.

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.          [ ]


Signature: _________________________             Date _________________________



Signature: _________________________             Date __________________________